EXHIBIT 21

SUBSIDIARIES OF MOODY’S CORPORATION

The following is a list of active, majority-owned subsidiaries of Moody’s Corporation as of December 31, 2015.

U.S. Entities

Amba Research USA Inc.	Delaware
BPA Technologies, Inc.	California
CSI Global Education, US, Inc.	Delaware
Copal Partners (US) Inc.	Delaware
Foundation for Fiduciary Studies, Inc.	Delaware
Exevo Inc.	Delaware
ICRA Global Capital, Inc.	California
ICRA Sapphire, Inc.	Delaware
IMaCS Virtus Global Partners, Inc.	Delaware
Lewtan Technologies, Inc.	Massachusetts
MIS Asset Holdings, Inc.	Delaware
MIS Quality Management Corp.	Delaware
Moody’s Advisors Inc.	Delaware
Moody’s Analytics, Inc.	Delaware
Moody’s Analytics Solutions, LLC	Delaware
Moody’s Assurance Company, Inc.	New York
Moody’s Assureco, Inc.	Delaware
Moody’s Capital Markets Research, Inc.	Delaware
Moody’s Credit Assessment Holdings, LLC	Delaware
Moody’s Credit Assessment Inc.	Delaware
Moody’s Holdings LLC	Delaware
Moody’s International LLC	Delaware
Moody’s Investors Service, Inc.	Delaware
Moody’s Overseas Holdings, Inc.	Delaware
Moody’s Risk Services Corporation	Delaware
Moody’s Shared Services, Inc.	Delaware
The Moody’s Foundation	New York

Non-US Entities

Administración de Calificadoras, S.A. de C.V..	Mexico
Amba Holdings Inc.	Mauritius
Amba Investment Services Ltd	British Virgin Islands
Amba Research Costa Rica Sociedad Anonima	Costa Rica
Amba Research Hongkong Ltd	Hong Kong
Amba Research (India) Pvt Ltd	India
Amba Research Lanka (Private) Limited	Sri Lanka
Amba Research Singapore Pte Ltd	Singapore
Amba Research UK Ltd	United Kingdom
BPA Technologies Private Limited	India
Copal Business Consulting (Beijing) Co. Limited	China
Copal Market Research Ltd	Mauritius
Copal Partners Limited	Jersey
Copal Partners (HK) Limited	Hong Kong
Copal Partners (UK) Limited	United Kingdom
Copal Research India Private Limited	India
Copal Research Limited	Mauritius

MOODY’S 2015 10K	129

Equilibrium Clasificadora de Riesgo SA	Peru
Equilibrium Calificadora de Riesgo SA	Republic of Panama
Exevo India Private Limited	India
Fermat Finance SPRL	Belgium
Fermat GmbH	Germany
Fermat International SA	Belgium
ICRA Lanka Limited	Sri Lanka
ICRA Limited	India
ICRA Management Consulting Services Limited	India
ICRA Nepal Limited	Nepal
ICRA Online Limited	India
ICRA Techno Analytics Limited	India
Korea Investors Service, Inc.	Korea
KIS Pricing, Inc.	Korea
Lewtan Australia Pty. Ltd.	Australia
Lewtan Technologies Limited	United Kingdom
Midroog Ltd	Israel
MIS Support Center Private Limited	India
Moody’s America Latina Ltda.	Brazil
Moody’s Analytics Australia Pty. Ltd.	Australia
Moody’s Analytics Canada Inc.	Canada
Moody’s Analytics Czech Republic s.r.o.	Czech Republic
Moody’s Analytics Deutschland GmbH	Germany
Moody’s Analytics (DIFC) Limited	UAE (Dubai International Financial Center)
Moody’s Analytics do Brasil Ltda.	Brazil
Moody’s Analytics Global Education (Canada) Inc.	Canada
Moody’s Analytics Holdings (UK) Limited	United Kingdom
Moody’s Analytics Hong Kong Ltd.	Hong Kong
Moody’s Analytics International Licensing GmbH	Switzerland
Moody’s Analytics Ireland Ltd	Ireland
Moody’s Analytics Japan K.K.	Japan
Moody’s Analytics Korea Co. Ltd.	Korea
Moody’s Analytics (Malaysia) Sdn. Bhd.	Malaysia
Moody’s Analytics SAS	France
Moody’s Analytics Singapore Pte. Ltd.	Singapore
Moody’s Analytics Technical Services (Hong Kong) Ltd.	Hong Kong
Moody’s Analytics Technical Services (UK) Limited	United Kingdom
Moodys Analytics (Thailand) Co. Ltd.	Thailand
Moody’s Analytics UK Limited	United Kingdom
Moody’s Asia-Pacific Group (Singapore) Pte. Ltd.	Singapore
Moody’s Asia Pacific Limited	Hong Kong
Moody’s Canada, Inc.	Canada
Moody’s Canada LP	Canada
Moody’s China (B.V.I.) Limited	British Virgin Islands
Moody’s Company Hong Kong Limited	Hong Kong
Moody’s Credit Assessment India Private Limited	India
Moody’s de Mexico S.A. de C.V.	Mexico
Moody’s Deutschland GmbH	Germany
Moody’s Eastern Europe LLC	Russia
Moody’s EMEA Holdings Limited	United Kingdom
Moody’s Equilibrium I (BVI) Holding Corporation	British Virgin Islands
Moody’s Equilibrium II (BVI) Holding Corporation	British Virgin Islands
Moody’s Finance Company Limited	United Kingdom
Moody’s France SAS	France
Moody’s Group Australia Pty Ltd	Australia

130	MOODY’S 2015 10K

Moody’s Group Cyprus Ltd	Cyprus
Moody’s Group Deutschland GmbH	Germany
Moody’s Group Finance Limited	United Kingdom
Moody’s Group France SAS	France
Moody’s Group Japan G.K.	Japan
Moody’s Group UK Ltd	United Kingdom
Moodys Group (Holdings) Limited	United Kingdom
Moody’s Holdings (BVI) Limited	British Virgin Islands
Moody’s Holdings Limited	United Kingdom
Moody’s Indonesia (B.V.I.) Limited	British Virgin Islands
Moody’s Information Consulting (Shenzhen) Co. Ltd.	China
Moody’s Interfax Rating Agency Ltd	Russia
Moody’s International (UK) Limited	United Kingdom
Moody’s Investment Company India Private Limited	India
Moody’s Investors Service (Beijing), Ltd.	China
Moody’s Investors Service (BVI) Limited	British Virgin Islands
Moody’s Investors Service Cyprus Limited	Cyprus
Moody’s Investors Service EMEA Limited	United Kingdom
Moody’s Investors Service Espana SA	Spain
Moody’s Investors Service Hong Kong Limited	Hong Kong
Moody’s Investors Service India Private Limited	India
Moody’s Investors Service (Korea) Inc.	Korea
Moody’s Investors Service Limited	United Kingdom
Moody’s Investors Service Middle East Limited	UAE (Dubai International Financial Center)
Moody’s Investors Service Pty Limited	Australia
Moody’s Investors Service Singapore Pte. Ltd.	Singapore
Moody’s Investors Service South Africa (Pty) Limited	South Africa
Moody’s Italia s.r.l.	Italy
Moody’s Israel Holdings Inc.	British Virgin Islands
Moody’s (Japan) K.K.	Japan
Moody’s Latin America Agente de Calificacion de Riesgo SA	Argentina
Moody’s Latin America Holding Corp	British Virgin Islands
Moody’s Mauritius Holdings Limited	Mauritius
Moody’s SF Japan K.K.	Japan
Moody’s Shared Services India Private Limited	India
Moody’s Shared Services UK Limited	United Kingdom
Moody’s Singapore Pte Ltd	Singapore
Moody’s South Africa (BVI) Limited	British Virgin Islands
Moody’s (UK) Limited	United Kingdom
Pragati Development Consulting Services Limited	India
PT ICRA Indonesia	Indonesia
PT Moody’s Indonesia	Indonesia

MOODY’S 2015 10K	131